                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report: May 26, 1998


                        CLEAN DIESEL TECHNOLOGIES, INC.
              (Exact Name of Registrant as Specified in Charter)



            Delaware                                 06-1393453
 (State of other jurisiction                     (I.R.S. Employer
     of Incorporation)                        Identification Number)


                                    0-27432
                           (Commission File Number)


                        Suite 702, 300 Atlantic Street
                               Stamford CT 06901
                                (203) 327-7050
         (Address and telephone number of principal executive offices)

Clean Diesel Technologies, Inc. Current Report on Form 8-K

     Item 1. Effective May 20, 1998, Clean Diesel Technologies, Inc. (the "Registrant") concluded arrangements for a Bridge Loan of $1.25 million, receiving advances thereunder of $450,000 on May 20, 1998, further advances of $500,000 on May 26, 1998; and has agreed with the lenders to receive the final portion of $300,000 on June 20, 1998. Attached as Exhibit A to this Report on Form 8-K is the Bridge Loan Agreement with Schedules and attached as Exhibit B to this Report on Form 8-K is the form of Certificate of Designation of the Registrant providing for a Series A Convertible Preferred Stock into which the Notes under the Bridge Loan may be converted.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CLEAN DIESEL TECHNOLOGIES
                                        (Registrant)


Date: May 26, 1998                  By: /s/ C.W. Grinnell
                                       --------------------------------
                                           (Signature)
                                        Charles W. Grinnell
                                        Corporate Secretary

                                                         Exhibit A to Form 8-K



                             BRIDGE LOAN AGREEMENT

         Bridge Loan Agreement dated as of May 8, 1998 between Clean Diesel Technologies, Inc., a Delaware corporation (the "Company") and the several lenders set forth on Schedule A hereto (the "Lenders").

                                  Article 1.0
                                   The Loan

1.1 The Loan; Purpose. The Lenders agree on the terms of this Agreement, severally to make a loan to the Company in an aggregate principal amount not exceeding One Million Two Hundred Fifty Thousand Dollars (U.S. $1,250,000.00) (the "Loan"). The obligation of each Lender to make the loan in the principal amount set out on Schedule A is hereafter referred to as its "Commitment." The Lenders shall advance one half of their Commitments to the Company upon the Closing and the balance within 30 days following the Closing. The Loan is for the general corporate purposes of the Company.

1.2 The Notes; Maturities and Rate of Interest. The Loan shall be evidenced by and repayable with interest in accordance with the terms of notes of the Company each in the form as set forth on Schedule B hereto (the "Notes") dated the date of the Closing, with appropriate insertions as to the names of the respective Lenders and their Commitments and payable in lawful money of the United States of America in immediately available funds at the offices of the Lenders or their designees, as set forth on Schedule A. The principal amount of the Notes shall be payable on April 15, 2001 and each of the Notes shall bear interest payable quarterly in arrears at the rate of ten percent (10%) per annum calculated on the basis of actual days elapsed over a year of 360 days and twelve 30 day months and the actual mumber of days elapsed in any period of less than one month.

1.3 The Grid Note and Security Agreement; Novation. The Company and Platinum Plus, Inc. ("PPI") agree that on the Closing PPI shall novate that certain Grid Note and Security Agreement of February 17, 1998 in the amount of $500,000.00 (the "Grid Note") from the Company as maker to PPI as lender by accepting in replacement of the Grid Note a Note evidencing PPI's Commitment hereunder and delivering to the Company for cancellation the Grid Note and also by terminating its security interest under the Grid Note in exchange for the security interest referred to below.

1.4 Prepayment at Company's Option. The Notes shall be subject to prepayment at the option of the Company on and after April 1, 1999 in whole at any time or in part from time to time (in aggregate principal amounts of $100,000 or any multiple thereof), at 100% of the principal amount prepaid plus a premium equal to the following applicable percentages of the principal amounts prepaid during the quarterly periods commencing as indicated:


            Quarterly Period
              Commencing                  Percentage

             April 1,   1999                 10%
             July 1,    1999                  8 1/2%
             October 1, 1999                  7%
             January 1, 2000                  5 1/2%
             April 1,   2000                  4%
             July 1,    2000                  2 1/2%
             October 1, 2000                  1%
             January 1, 2001                  1/2%

1.5 Closing. The Closing of the Loan shall take place on May 8, 1998, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 300 Atlantic St., Stamford CT or at such other time and place as the Lenders shall agree.

                                  Article 2.0
                              Security Agreement

2.1 Security Agreement. The parties shall execute and deliver the Security Agreement substantially in the form of Schedule C attached hereto.

                                  Article 3.0
                              Conversion of Loan


3.1 Conversion; Series A Stock. Each of the Lenders may from time to time in aggregate principal amounts outstanding of the Notes of not less than $100,000 convert the Notes into not more than 2,500 shares of the Company's Series A Convertible Preferred Stock, par value $0.05 per share (the "Series A Stock"), at the ratio of one share of Series A Stock per each $500.00 of outstanding principal amount of Notes, such Series A Stock to have the rights and preferences and to be on the terms and conditions more particularly set out in the form of Certificate of Designation set out as Schedule D hereto. including the right to convert the Series A Stock into shares of common stock, par value $0.05 per share, of the Company (the "Common Stock"). Accured interest on a Note which is converted shall be calculated up to but not including the date of conversion and shall be payable on the next interest payment date following conversion. No fractional shares of Series A Stock shall be issued on conversion but such fractional amounts shall be paid ratably to the converting Lender or Lenders in cash. Conversion of all of the outstanding principal amount of the Loan, however, shall be mandatory upon and shall be effected by the Company without notice or demand or any action by any Lender (excepting surrender of the Notes) in the event that (a) 60% in outstanding principal amount of the Loan shall have been converted in whole at any time or in part from time to time into Series A Stock voluntarily by the Lenders, or (b) upon the completion or closing of a private or public sale of equity securities, including rights to acquire securities, of the Company pursuant to which the Company shall receive or be entitled to receive, net of the expenses and fees, discounts and commissions of lenders or investors, underwritiers, placement agents and brokers or finders, proceeds of at least $1.75 million.

3.2 Registration Rights. In connection with any proposed sale by the Lenders or their assigns of the Common Stock the Lenders shall have the following registration rights:

                  1. Three registrations on demand; and
                  2. An unlimited number of incidental or "piggy-back"
                     registrations.

Demand registrations shall be in the minimum aggregate amount in market value of the Stock of $1 million and may not occur more often than once in any successive 12 month period. A "registration" shall mean an effective registration statement (with post-effective amendments as required) under the United States securities laws and such other proceedings as may be required under the securities or "blue sky" laws of the various states of the United States so that the Lenders or their assigns may legally sell or offer to sell the quantities of the Common Stock owned by them which they desire to sell or offer to sell for at least a period of six months from the commencement of the effectiveness of the registration statement. An incidental or "piggy-back" registration shall mean a registration of the Common Stock to be sold or offered for sale by the Company on its own behalf or on behalf of sellers other than the Lenders or their assigns (other than for employee benefit plans, stock options or the like) in which the Lenders or their assigns shall participate as selling stockholders.

3.3 Costs of Registration. In the event of any registration pursuant to these rights, the Company shall pay all costs involved in such registration including legal, accounting, investment banking advice and the printing of reasonable requirements for prospectuses. The Lenders or their assigns who have exercised registration rights, however, shall pay or absorb costs involved in any such registration which (a) may be voluntarily assumed, such as legal fees for their own counsel or, (b) are associated with the task of furnishing information concerning selling stockholders required to be included in the registration statement or (c) relate to the fees, commissions or discounts of underwriters, if any, ratably to the shares of the selling stockholders.

3.4 Underwriting; Deferral; Participation. The Company shall be entitled, subject, in the case of a demand registration, to the approval of the Lenders or their assigns who shall have exercised registration rights, such approval not to be unreasonably withheld, to select the managing underwriter; and, such Lenders or their assigns as selling stockholders shall (i) indemnify, defend and hold the Company harmless for misstatements or omissions of fact concerning themselves furnished or omitted by them and required to be included in a registration statement and (ii) shall comply, as to the timing and quantities of securities to be sold or offered for sale, with the advice of the managing underwriter, if any, of the proposed offering. The Company may defer the effectiveness of any demand registration for a period of not more than 90 days in order to obtain the benefit in registration of audited annual financial statements of the Company to be furnished to stockholders. In the event of a demand registration the Company may itself participate and offer securities on its own behalf with the Lenders or their assigns acting as a selling stockholders so long, however, as there shall be reasonable assurance acceptable to the Lenders or their assigns in their reasonable discretion that such arrangement will not interfere with the intended sale of the Common Stock for which registration was demanded.


                                  Article 4.0
                             Conditions of Lending

4.1 Conditions of Lending. The obligation of the several Lenders to make the Loan to be made by them hereunder is subject to the following conditions precedent:

         (a) The Company shall be in good standing in the jurisdiction of its incorporation.

         (b) The Loan, this Agreement, the Security Agreement and the Series A Stock shall have been duly authorized by the Company and the Company shall have reserved (1) sufficient shares of the Series A Stock into which all of the Loan may be converted according to the terms of this Agreement and (2) sufficient shares of the Common Stock for conversion of the Series A Stock which may be acquired by the Lenders.

         (c) This Agreement, the Notes and the Security Agreement shall have been duly executed and delivered and shall be legal, valid and binding obligations of the Company. All legal matters relating to this Agreement, the Notes, the Series A Stock and the Security Agreement shall be satisfactory to the Lenders and their respective counsel.

         (d) No event of default specified herein (and no event specified herein which, with the lapse of time or the notice and lapse of time specified herein, would be a default) shall have occurred and be continuing. The representations of the Company herein shall be true on and as of the date of the Closing with the same force and effect as if made on and as of such date and the Company shall so certify to the Lenders.

         (e) The Lenders or their representatives shall have received certified copies of all corporate action taken by the Company to authorize the transactions contemplated by this Agreement and such other documents as they may reasonably require.


                                  Article 5.0
                                Representations

5.1 Representations of the Company. The Company hereby represents to the Lenders that:

         (a) The Company is duly organized and in good standing under the laws of Delaware and has the corporate power and authority to make this Agreement, to borrow hereunder, to execute and deliver the Security Agreement and to provide for the conversion of the Loan into the Series A Stock and the conversion of the Series A Stock into Common Stock.

         (b) The making and performance by the Company of this Agreement, the Notes and the Security Agreement and the authorization of and reservation for issuance of the Series A Stock and the Common Stock have been duly authorized by all necessary corporate action and will not violate any provision of law or of its Charter or by-laws, or, except as contemplated herein, result in the breach of or constitute a default or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected.

         (c) The balance sheet of the Company as at December 31, 1997 and the statement of results of operations and of changes in stockholders equity (deficiency) of the Company for the fiscal year ended on that date and the notes thereto, certified by Ernst & Young LLP, fairly present the financial position of the Company as at the date of said balance sheet and the results of its operations for the period ending on such date. The Company has no contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against, in said balance sheet or the notes thereto; and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of the Company. Said financial statements were prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved. Since December 31, 1997 there have been no material adverse changes in the financial condition of the Company from that set forth in said balance sheet as at that date.

         (d) There are no suits or proceedings pending, or to the knowledge of the Company, threatened against or affecting the Company and there are no proceedings by or before any governmental agency pending or to the knowledge of the Company, threatened against the Company which, if adversely determined, would have a material adverse effect on the financial condition or business of the Company.

5.2 Representations of the Lenders. The Lenders severally represent to the Company that:

         (a) They have received a copy of the Company's Annual Report on Form 10-K for the year ending December 31, 1997 as filed with the United States Securities and Exchange Commission.

         (b) They are and will be acquiring the Notes, the Series A Stock and the Common Stock for investment with no present intention to resell or distribute them and that they acknowledge, subject to their rights to registration hereunder with respect to the Common Stock, that they may not sell or otherwise dispose of the Notes, the Series A Stock or the Common Stock except pursuant to the securities laws of the United States and the several states thereof or an applicable exemption therefrom and that the certificates evidencing the Notes, the Series A Stock and the Common Stock shall bear a legend to such effect.

         (c) There is no law, rule or regulation known to them which prohibits their participation in the transactions contemplated by this Agreement.

                                  Article 6.0
                                   Covenants

6.1 Covenants of the Company. The Company covenants with the several Lenders so long as the Loan shall be outstanding, unless the Holders of 60% of the outstanding principal amount of the Notes shall consent in writing, that:

         (a) Financial Statements; Information. The Company shall furnish the Lenders (1) within 90 days after the end of each fiscal year of the Company a balance sheet as at the close of such fiscal year and statements of operations and changes in stockholders equity (deficiency) of the Company for the fiscal year ending on that date, certified by independent public accountants acceptable to the Lenders and prepared on a consolidated basis, if appropriate; (2) within 45 days after the end of each quarter of each fiscal year of the Company, a statement of operations of the Company for the period from the beginning of the fiscal year to the end of such quarter, certified by an authorized financial or accounting officer of the Company and prepared on a consolidated basis, if appropriate; (3) promptly after the filing thereof, all reports and other documents (except with respect to employee benefit plans) filed with the United States Securities and Exchange Commission; and (4) from time to time, such further information regarding the business, affairs and financial condition of the Company as the Lenders may reasonably request.

         (b) Senior Debt. So long as the Loan shall be outstanding and shall not have been converted into the Series A Stock as provided in this Agreement, the outstanding principal amount of the Loan shall constitute Senior Debt of the Company, shall not be subordinate to any other indebtedness of the Company and the Company may not issue (1) securities senior to the Loan or (2) securities entitled upon the liquidation of the Company to a more preferential distribution of assets of the Company than to the Holders of the Notes.

                                  Article 7.0
                                   Defaults

7.1 Defaults. If any of the following events of default shall occur and shall not have been remedied:

         (a) Any representation made by the Company herein or in any certificate delivered to the Lenders at the Closing shall prove to have been incorrect in any material respect; or

         (b) The Company shall default in the payment of principal on maturity or by acceleration or otherwise and interest on the Notes when due and such default in payment of interest on the Notes shall contunue for a period of 5 days; or

         (c) The Company shall default in the performance of any other agreement or covenant herein for 30 days after such default shall have become known to the Company; or

         (d) The Company shall (1) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or all or a substantial part of its assets, (2) be unable, or admit in writing its inability, to pay its debts as they mature, (3) make a general assignment for the benefit of creditors,
(4) be adjudicated a bankrupt or insolvent, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

         (e) An order, judgement or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee, or liquidator of the Company or of all or a substantial portion of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days; or

         (f) Any default or event of default shall occur in respect of any indebtedness of the Company on any obligation (other than the Notes) for borrowed money or under a lease of property or any other arrangement for the use or possession of property where the Company has the obligation to make payments for the same in any and all events (hereafter, "Indebtedness"), the effect of which shall be to cause or permit the holders of such Indebtedness to cause the acceleration or maturity thereof (whether or not such holders shall do so), or any other Indebtedness shall become due by its terms and shall not be paid within 15 days thereafter, provided, however, that if any such default or failure to pay shall be remedied or cured by the Company or waived by the holder of the Indebtedness, then the event of default under this Agreement shall be deemed likewise to have been thereupon remedied, cured or waived, without further action by the Lenders or the Company;

thereupon, Lenders may, by written notice to the Company of 60% of the Holders of the outstanding principal amount of the Notes declare the principal of and interest accrued on the Loan to be forthwith due and payable, whereupon the same shall become so, and may immediately exercise any and all rights hereunder or under the Security Agreement or as otherwise provided by law; excepting, however, in the case of voluntary or involuntary bankruptcy or insolvency as more particularly described in clauses (d) and (e) above of this ss.7.1, whereupon the principal and interest on the Notes shall be automatically due and payable without notice or demand or any action by the Holders of the Notes.

                                  Article 8.0
                                 Miscellaneous

8.1 Notices. All notices, requests, and demands hereunder shall be given to or made to the respective parties at their respective addresses and to the attention of the person specified on Schedule A hereto or at such other address as may be specified by a party by notice hereunder. Any such notice shall be effective when made, if made by facsimile transmission or by hand and acknowledged; and, if given by mail, on the fourth day following deposit of the same in the mail postage prepaid, first class or priority airmail; and, if sent by courier service, when received and acknowledged.

8.2 No Waivers. Neither failure nor delay on the part of the Lenders to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right power or privilege.

8.3 Governing Law. This Agreement and the Notes shall be governed by the internal substantive laws of the state of Connecticut without regard to its rules regarding conflicts of laws and the Company and the Lenders hereby submit to the non-exclusive jurisdiction of the Superior Courts of Connecticut or the United States Federal District Court for the District of Connecticut as to all matters arising under this Agreement or the Notes.

8.4 Costs. The Company agrees to pay all reasonable costs and expenses in connection with the matters contemplated by this Agreement including legal fees of the Lenders, costs of telephone, facsimile and courier transmission and filing costs, subject, however to an aggregate limit with respect to all costs incurred by the Lenders for such purposes of $18,750. If default is made in the payment of the Notes, the Company agrees to pay all costs of collection borne by the Lenders, including reasonable counsel fees and disbursements and court costs.

8.5 Integration; Amendments. This Agreement constitutes the entire Agreement of the parties and all matters relating to the transactions contemplated by this Agreement are incorporated herein. This Agreement may only be amended in a writing stating that it is an amendment of this Agreement and signed by the party to be charged.

8.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their representatives thereunto duly authorized, all as of the date first above written.

CLEAN DIESEL TECHNOLOGIES, INC.


By: /s/ J. D. Peter-Hoblyn
    ---------------------------------
        Jeremy D. Peter-Hoblyn
           President



PLATINUM PLUS, INC.                         S G ASSOCIATES LIMITED
                                            As Agent for the Remaining
                                            Lenders


By: /s/ C. W. Grinnell                      By: /s/ D. R. Gray
   -------------------------------             --------------------------
        Charles W. Grinnell                       Derek R. Gray
          Vice President                        Managing Director

                                                                    SCHEDULE A



                                  THE LENDERS


         Name and Address                  Commitment U.S. $
         ----------------                  -----------------

Platinum Plus, Inc.                     $500,000 -
Attn: Scott M. Schecter
Suite 702
300 Atlantic Street
Stamford CT 06901 U.S.A


The Shimpling Trust Limited*            $250,000 -

Addis International Limited*            $250,000 -

Prof. J.A. Kanis*                       $100,000 -

Ram Limited*                            $ 50,000 -

S G Associates Limited Retirement
     Benefits Scheme*                   $ 50,000 -

S G Associates Limited as Nominee*      $ 50,000 -
                                   ---------------

Total                                 $1,250,000 -

* Attn: D. R. Gray
  S G Associates
  45 Queen Anne Street
  London W1FM 9FA U.K.

                                                                    SCHEDULE B
                                                                    BL-


                                PROMISSORY NOTE


$                                               May    , 1998
 ----------------


         For value received, the undersigned Clean Diesel Technologies, Inc. (the "Company") hereby promises to pay to the order of __________ at_________ the principal sum of _____________ and no\100 Dollars ($_______ ) in lawful money of the United States on April 15, 2001 and to pay interest from the date hereof on said principal sum, or the unpaid balance thereof, in like money, at said address, quarterly commencing June 30, 1998, at the rate of ten percent (10%) per annum.

         This promissory note (the "Note") is one of a series of Notes referred to in the Bridge Loan Agreement dated as of May 8, 1998 between the Company and the several Lenders identified therein (the "Agreement") to which Agreement reference is made for a description of the terms of payment, prepayment, security, conversion, registration rights, covenants, events of default and the rights of acceleration of maturity on an event of default.

         This Note is registered on the books of the Company as to payments of principal and interest to the registered holder hereof. Transfer of this Note and the obligations to pay principal and interest hereunder may be effected only by surrender of this Note to the Company and the issue of a new promissory note to the transferee.


Clean Diesel Technologies, Inc.



By:____________________________
        President





The security evidenced by this Note has not been registered under the Securities Laws of the United States or qualified under the securities laws of the several states thereof and this Note may not be sold or otherwise disposed of except pursuant to such registration and qualification or an exemption therefrom.

                                  SCHEDULE C



                              SECURITY AGREEMENT


         SECURITY AGREEMENT dated as of May 8, 1998 among Clean Diesel Technologies, Inc., a Delaware corporation (the "Company") and the several Lenders who are signatories hereto (the "Lenders").

WHEREAS, the parties hereto have executed and delivered as of the date hereof that certain Bridge Loan Agreement among them wherein the Lenders have provided a Loan in the principal amount of $1.25 million to the Company (the "Loan"); and

WHEREAS, the Lenders require security for the Loan;

NOW THEREFORE, The parties agree, as follows:

1.0 Grant of Security. To secure the obligations of the Loan, the Company does hereby assign, pledge and grant to the Lenders for their ratable benefit a first lien, mortgage and continuing security interest in and to all of the Company's right, title and interest in all intellectual property of the Company whatsoever, whether owned, licensed or subject to contract or option, including patents, trademarks and copyrights and any applications therefor, and all data, disclosures, inventions and trade secrets, now existing or acquired or developed hereafter, and all proceeds thereof, and, without limitation of the foregoing, the intellectual property scheduled on Schedule A attached hereto (the "Collateral").

2.0 Collateral; Company's Representations and Covenants. The Company represents and covenants to and with the several Lenders that:

         (a) The Company is the owner of the Collateral, free and clear of any encumbrances, liens or the claims of others;

         (b) There is by the Company's use of the Collateral no infringement by the Company of the patents, trademarks or copyrights of others known to the Company and the Company has no knowledge of any infringement of the Company's patents, trademarks or copyrights by others;

         (c) The Company shall use its best efforts to preserve and maintain the Collateral, provided, however, that the Company may abandon any of the Collateral upon (1) a determination by the Company's Board of Directors that abandoning the Collateral is commercially reasonable and (2) on 30 days written notice to the Lenders of such determination by the Board of Directors of the Company.

3.0 Maintenance and Protection of Security Interests. The Company agrees that so long as the Loan shall be outstanding, the Company shall from time to time perform any and all acts reasonably requested by the Lenders or their agents or attorneys to perfect and maintain the Lenders' security interests in and liens on the Collateral and to pay the costs thereof, including the filing of
(a) financing statements or continuations thereof in the relevant offices of the state governments of the United States, (b) appropriate documents with the United States Patent and Trademark Office and United States Copyright Office, and (c) the executing and delivering of all further instruments and documents as shall be reasonably required to maintain and protect the Lenders' security interests.

4.0 Waivers; Remedies of Lenders; Indemnities. The Company agrees that if the Loan shall be in default or if a representation or covenant in this Security Agreement shall have been breached in a material respect, then in addition to all other rights and remedies provided to the Lenders by law, the Lenders may at any time or times, without notice, demand or legal process of any kind except as required by law all of which the Company waives, (a) enter the Company's premises and take possession of the Collateral maintaining the same at the Company's premises or may remove the same to such other place as the Lenders desire, (b) require the Company to assemble or marshall the Collateral as directed by the Lenders and make it available to the Lenders at a place designated by them or their agents or attorneys, and (c) on ten days notice only, the Lenders may sell, license, lease, assign, grant an option to purchase or license, or otherwise dispose of the Collateral or any part thereof at public or private sale and at any location for cash, credit or for future delivery and on such other terms as the Lenders determine, all of the actions in subsections (a), (b) and (c) of this ss.4.0 being at the Company's expense. The Company waives all claims against the Lenders arising out of the possession, retention, or sale of the Collateral or any part thereof except for the Lenders gross neglience or willful misconduct. In any enforcement of the Lenders' remedies or any other legal action arising hereunder, the Company waives trial by jury and the requirements of any bond, consents to any injunctive relief sought by the Lenders, submits to the non-exclusive jurisdiction of the Superior Courts of Connecicut and the Federal District Court for the District of Connecticut and agrees to indemnify the Lenders for the reasonable attorneys fees and court costs of the Lenders and to pay the same.

5.0 Appointment of Lenders' Agent. The parties agree that by action of the Holders of 60% of the outstanding principal amount of the Notes, the Lenders may from time to time appoint an agent or agents for the purpose of representing the Lenders and exercising on behalf of the Lenders all of the Lenders' rights, powers and authority provided herein.

6.0 Notices. All notices, requests and demands hereunder, if any, shall be in writing and given to or made to the respective parties at their respective addresses set forth in the Bridge Loan Agreement and in the manner specified therein.

7.0 No Waivers. Neither failure nor delay on the part of the Lenders to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.0 Governing Law. This Agreement shall be governed by the internal substantive laws of the State of Conneticut, U.S.A. without regard to its rules regarding conflicts of laws.

8.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall consitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their representatives thereunto duly authorized, all as of the date first above written.


CLEAN DIESEL TECHNOLOGIES, INC.


By: /s/ Jeremy D. Peter-Hoblyn
    ---------------------------
      Jeremy D. Peter-Hoblyn
         President



PLATINUM PLUS, INC.                S G ASSOCIATES LIMITED
                                   As Agent for the Remaining
                                   Lenders


By: /s/ Charles W. Grinnell        By: /s/ Derek R. Gray
   -----------------------------      -------------------------------
       Charles W. Grinnell                Derek R. Gray
         Vice President                 Managing Director

                                                         EXHIBIT B to Form 8-K


                         CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                      OF CLEAN DIESEL TECHNOLOGIES, INC.
                               ----------------


                  Pursuant to Section 151 of the General Corporation Law of the state of Delaware, Clean Diesel Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the state of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") in Article 4 of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the state of Delaware, the Board on March 31, 1998, adopted the following resolution creating a series of preferred stock designated as Series A Convertible Preferred Stock.

                  RESOLVED, that, pursuant to the authority expressly granted and vested in the Board by the provisions of the Certificate of Incorporation, there hereby is created, out of the 100,000 shares of preferred stock, $0.05 par value per share, authorized in Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series (the "Series") of the Preferred Stock consisting of 10,000 shares, which Series shall have the following powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions.

                  Section 1. Designation and Size of Issue; Ranking. (a) The designation of this Series shall be "Series A Convertible Preferred Stock" ("Convertible Preferred Stock"). The number of shares of this Series shall be 10,000 registered shares, $0.05 par value per share. The price and liquidation preference (the "Liquidation Preference") of shares of this Series shall be $500.00 per share.

                  (b) The shares of Convertible Preferred Stock shall rank senior to all other classes of equity securities of the Corporation as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless the terms of such equity securities provide otherwise and are approved by the holders (the "Holders") of the Convertible Preferred Stock pursuant to Section 13(c)(ii) hereof.

                  Section 2. Dividends. (a) The Holders of record shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available therefor, cash dividends at the annual rate of 9% of the Liquidation Preference of each share; provided, however, that in lieu of making dividends in cash, the Corporation may elect, by giving written notice to each Holder, to pay dividends in kind at the annual rate of 11% of the Liquidation Preference (cash dividends and dividends in kind are each deemed "Preferred Dividends"). Dividends payable to the Holders are payable quarterly in arrears, on the first business day of January, April, July and October of each year (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing July 1, 1998. Preferred Dividends on shares of Convertible Preferred Stock shall be cumulative and shall accrue from the date of original issuance. Preferred Dividends shall be payable to Holders of record as they appear on the stock register of the Corporation on such record dates, not less than 15 nor more than 60 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board. Preferred Dividends (or amounts equal to accrued and unpaid Preferred Dividends) payable on shares of Convertible Preferred Stock for any period less than a full quarterly dividend period (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of Convertible Preferred Stock to, but excluding, the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall accrue as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

                  (b) Any dividend payment made on the shares of Convertible Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of Convertible Preferred Stock.

                  Section 3.  Redemptions and Conversions.

                  (a) Redemption at the Option of a Holder.

                  (i) Right to Redeem. (A) The shares of Convertible Preferred Stock shall be redeemable at the option of a Holder, in whole or in part, from time to time out of funds legally available for such purpose, at any time, on or after the fourth anniversary of the date of execution of this Certificate of Designation at the redemption price of $500.00 per share, plus, in each case, an amount equal to all dividends accrued and unpaid on the shares of Convertible Preferred Stock up to the date fixed for the redemption (such price, the "Redemption Price" and such date, the "Initial Redemption Date"), upon giving notice as provided herein below.

                  (ii) Notice of Redemption. The Holder shall provide notice of any redemption of the shares of Convertible Preferred Stock to the Corporation not less than 15 nor more than 60 days before the Initial Redemption Date. Any such notice shall be provided by mail, sent to address of the Corporation, first class postage prepaid. After such notice, the Corporation shall redeem the shares of Convertible Preferred Stock in four equal quarterly installments beginning on the Initial Redemption Date (each date fixed for an installment shall also be deemed a "Redemption Date").

                  (iii) Surrender of Certificates; Status. On or after the Redemption Date, each Holder whose shares were called for redemption must present and surrender his or her certificate or certificates for such shares to the Corporation at the address of the Corporation and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares.

                  (b) Conversion at Option of a Holder. Shares of Convertible Preferred Stock are convertible (at the Liquidation Preference of $500.00 per share), in whole or in part, at the option of the Holders thereof ("Optional Conversion"), unless previously redeemed, into shares of Common Stock, par value of $0.05 ("Common Stock"), at a conversion price of $1.50 per share of Common Stock (equivalent to a conversion rate of 333.33 shares of Common Stock for each share of Convertible Preferred Stock so converted), subject to adjustment as set forth below (the "Conversion Price").


                  Optional Conversion of shares of Convertible Preferred Stock may be effected by delivering certificates evidencing such shares of Convertible Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office of the transfer agent for the shares of Convertible Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Conversion Price in effect at such time and on such date.

                  The Holders at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares of Convertible Preferred Stock on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares of Convertible Preferred Stock following such record date and before such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared Preferred Dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment to the Corporation in cash of an amount equal to the Preferred Dividends on such shares of Convertible Preferred Stock to be converted attributable to the current quarterly dividend period payable on such date. A Holder on any Dividend Payment Date will receive the dividend on such shares of Convertible Preferred Stock payable on that date and will be able to convert such shares of Convertible Preferred Stock after the record date for such dividend without paying an amount equal to such dividend to the Corporation upon the Optional Conversion. Except as provided above, upon any Optional Conversion of shares of Convertible Preferred Stock, the Corporation shall make no payment of or allowance for unpaid Preferred Dividends, whether or not in arrears on such shares of Convertible Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon Optional Conversion.

                  (c) Conversion at the Option of the Corporation. The Corporation can force the Holder to convert his Convertible Preferred Stock, in whole or in part, into shares of Common Stock at any time on or after the date that the average Closing Price (as defined in Section 14) of the shares of Common Stock equal or exceed $4.50 for 20 consecutive Trading Days. Such conversion may at the election of the Holders of 60% of the issued and outstanding shares of this Series A Convertible Preferred Stock be scheduled to occur, on a pro rata basis quarterly over 18 months.

                  (d) Mandatory Conversion. Subject to the provision for adjustment set forth below, each share of Convertible Preferred Stock shall be automatically converted into a number of shares of Common Stock at the Conversion Price in the event that the Corporation consummates a Qualified IPO (as defined in Section 14) (such event, a "Mandatory Conversion"). In the event of a Mandatory Conversion, accrued and unpaid dividends will also convert into shares of Common Stock, on the same terms as the underlying Preferred Stock.

                  (e) Deemed Issuance of Additional Common Stock. The shares of Common Stock ultimately Issuable (as defined in Section 14) upon exercise of an option (including the shares of Common Stock ultimately Issuable upon conversion or exercise of a Convertible Security (as defined in Section 14) Issuable pursuant to an option) are deemed to be Issued when the option is Issued. The shares of Common Stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum number of shares of Common Stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the options or Convertible Securities.

                  (f) Adjustment of Conversion Price for Diluting Issuances.

                  (i) Weighed Average Adjustment. If the Corporation Issues additional Common Stock after the original Issuance date of the Convertible Preferred Stock and the consideration per share of additional Common Stock (determined pursuant to this Section 3(f)) is less than the Conversion Price in effect immediately before such Issue, the Conversion Price in effect immediately before such Issue shall be reduced, concurrently with such Issue, to a price (calculated to the cent) determined by multiplying the Conversion Price by a fraction:

                  (A) the numerator of which is the number of shares of Common Stock outstanding immediately before such Issue plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such additional Common Stock would purchase at the Conversion Price in effect immediately before such Issue, and

                  (B) the denominator of which is the number of shares of Common Stock outstanding immediately before such Issue plus the number of shares of such additional Common Stock.

                  (ii) Adjustment of Number of Shares. Upon each adjustment of the conversion Price, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (x) the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and (y) the Conversion Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Conversion Price.

                  (iii) Securities Deemed Outstanding. For the purpose of this
Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or options, warrants, or other rights to acquire securities of the Corporation shall be deemed to be outstanding.

                  (g) No Adjustment for Issuances Following Deemed Issuances. No adjustment to the Conversion Price shall be made upon the exercise of options or conversion of Convertible Securities.

                  (h) Adjustment Following Changes in Terms of Options or Convertible Securities. If the consideration payable to, or the number of shares of Common Stock Issuable by, the Corporation increases or decreases, respectively, pursuant to the terms of any outstanding options or Convertible Securities, the Conversion Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the options or Convertible Securities. Any changes in the Conversion Price that occurred after such Issuance because other shares of additional Common Stock were Issued or deemed Issued shall also be recomputed.

                  (i) Recomputation Upon Expiration of Options or Convertible Securities. The Conversion Price computed upon the original Issue of any options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or options for Common Stock, the Conversion Price shall be recomputed as if the only shares of additional Common Stock Issued were the shares of Common Stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the options or Convertible Securities. In the case of options or Convertible Securities, the Conversion Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Corporation (determined pursuant to Section 3(f)), if any, upon the Issue of the options for the Convertible Securities.

                  (j) Limit on Readjustments. No readjustment of the Conversion Price pursuant to Section 3(h) or 3(i) shall increase the Conversion Price more than the amount of any decrease made in respect of the Issue of any options or Convertible Securities.

                  (k) 30-Day Options. In the case of any options that expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such options.

                  (l) Computation of Consideration. The consideration received by the Corporation for the Issue of any additional Common Stock shall be computed as follows:

                  (i) Cash. Cash shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

                  (ii) Property. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board.

                  (iii) Mixed Consideration. The consideration for additional Common Stock Issued together with other property of the Corporation for consideration that covers both shall be determined in good faith by the Board.

                  (iv) Options and Convertible Securities. The consideration per share of additional Common Stock for options and Convertible Securities shall be determined by dividing:

                  (A) the total amount, if any, received or receivable by the Corporation for the Issue of the options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto; without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon exercise of the options or conversion of the Convertible Securities, by

                  (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such options or the conversion of such Convertible Securities.

                  (m) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation which is payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (n) Adjustment for Certain Special Dividends. In case the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and otherwise than in Common Stock or Convertible Securities, the Conversion Price in effect immediately subsequent to the declaration of such dividend shall be determined by subtracting from the Conversion Price in effect immediately prior to such declaration the amount of cash (or, if the distribution is for property other than cash, the fair market value of such property determined reasonably and in good faith by the Board) distributed in respect of one share of Common Stock. For the purpose of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than revaluation of paid in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined, reasonably and in good faith, by the Board. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holder of Common Stock of record entitled to such dividend are determined.

                  (o) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of the Convertible Preferred Stock immediately prior to such subdivisions shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of the Convertible Preferred Stock immediately prior to such combination shall be proportionately reduced.

                  (p) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Corporation in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this Section 3(p), upon the conversion of the Convertible Preferred Stock at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of the Convertible Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Convertible Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Convertible Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent a possible to the adjustments provided for in this Section 3).

                  (q) Notice of Adjustment. Whenever the number of shares issuable upon the conversion of the Convertible Preferred Stock or the Conversion Price is adjusted, as provided in this Section 3, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) the Conversion Price and the number of shares issuable upon the conversion of the Convertible Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

                  (r) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purpose of this Section 3.

                  (s) Certain Adjustment Rules.

                  (i) The provisions of this Section 3 shall similarly apply to successive transactions.

                  (ii) If the Corporation shall declare any dividend referred to in Section 3(m) or Section 3(n) and if any Holder converts all or any part of the Convertible Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the payment of such dividend.

                  (iii) If the Corporation shall declare any dividend referred to in Section 3(m) or Section 3(n) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 3 in respect of such declaration.

                  (t) Exceptions to Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price or the number of shares issuable upon exercise of the Warrants shall be made in the case of the following:

                  (i) the issuance of any shares of Common Stock upon conversion of the Convertible Preferred Stock;

                  (ii) the grant of options or stock awards to purchase or acquire Common Stock to employees, officers or directors of the Corporation, or the adjustment of the exercise price thereof pursuant to the Corporation's 1994 Incentive Plan or any successor plan or plans thereto (the "Plan"); and

                  (iii) the issuance of shares of Common Stock to any employees, officers or directors of the Corporation upon the exercise or settlement of any stock award to purchase or acquire Common Stock granted pursuant to the Plan.

                  (u) Waiver of Antidilution Protection. Notwithstanding any other provision in this Section 3, if the Corporation executes a sale of preferred stock of the Corporation and a Holder does not participate in such offering pursuant to Section 10 by purchasing at least his pro rata share of preferred stock issued pursuant to such offering, then such holder shall automatically and permanently waive his rights which are provided in this
Section 3 which protect him from antidilution.

                  Section 4. No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of Convertible Preferred Stock of any holder that are converted on any Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day (as defined in Section 14) immediately preceding the effective date of conversion. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

                  Section 5. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the Optional Conversion of all the shares of Convertible Preferred Stock then outstanding.

                  Section 6. Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Convertible Preferred Stock pursuant to Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of Convertible Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  Section 7. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and subject to the rights of holders of any other series of Preferred Stock, the holders of outstanding shares of Convertible Preferred Stock are entitled to receive the sum of $500.00 per share in cash for each share of Convertible Preferred Stock, plus accrued and unpaid Preferred Dividends thereon, out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other capital stock ranking junior to the shares of Convertible Preferred Stock upon liquidation, dissolution, or winding up. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable with respect to the shares of Convertible Preferred Stock, the Holders shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled, in each case on a per share basis. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

                  Section 8. Effect of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion shall be deemed to have become on the date of any such conversion the holder or holders of record of the shares represented thereby; provided, however, that if any surrender on any date when the stock transfer books of the Corporation shall be closed the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

                  Section 9. Reissuance. Shares of Convertible Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of such Series and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unisssued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any other series of Preferred Stock.

                  Section 10. Rights of First Offer.

                  The Corporation shall not sell any equity securities of the Corporation (other than the grant of options and the issuance of shares pursuant to the Plan), except in accordance with the following procedures:

                  (a) The Corporation shall first deliver to the Holders a written notice (a "First Offer Notice"), which shall (i) state the Corporation's intention to sell stock, the amount and type of stock to be sold (the "Subject Stock"), the purchase price in cash therefor and a summary of the other material terms of the proposed sale and (ii) offer the Holders the option to acquire the proportionate percentage of such Subject Stock upon the terms and conditions of the proposed sale as set forth in the First Offer Notice (the "First Offer"), provided that such First Offer may provide that it must be accepted by the Holders, in the aggregate, on an all or nothing basis (an "All or Nothing Sale"). The First Offer shall remain open and irrevocable, and the Holders shall have the right to acquire the proportionate percentage of the Subject Stock, for 30 days after delivery of the First Offer Notice to the Holders (the "First Offer Acceptance Period"), and to the extent the First Offer is accepted during such periods, until the consummation of the sale contemplated by the First Offer. Such acceptance shall be made by delivering a written notice to the Corporation within the First Offer Acceptance Period.

                  (b) If any of the Holders shall fail to accept its proportionate percentage of the Subject Stock offered for sale pursuant to, or shall reject in writing, the First Offer, then each of the Holders who have accepted its proportionate percentage of the Subject Stock shall have the right and option, for a period of 10 days following the First Acceptance Period, to acquire its proportionate percentage of the Subject Stock so offered and not accepted by any of the Holders (the "Refused Stock") at the purchase price and on the terms stated in the First Offer Notice; provided, however, that if the First Offer provided for an All or Nothing Sale, the Holders, in the aggregate, may accept all but not less than all of the Refused Stock. Such acceptance shall be made by delivering a written notice to the Corporation within 10 days following the First Offer Acceptance Period specifying the maximum number of shares such Holders will purchase.

                  (c) If effective acceptance shall not be received pursuant to Sections 6(a) and 6(b) above with respect to all of the Subject Stock offered for sale pursuant to the First Offer Notice, then the Corporation may sell all but not less than all of the stock so offered for sale and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the First Offer Notice at any time; provided, however, that, in the event that the Corporation determines, at any time during the Sale Period, that the sale of all of the stock on the terms set forth in the First Offer Notice is impractical, the Corporation may terminate the offer and reinstate the procedures provided in this Section 6 without waiting for the expiration of the Sale Period.

                  (d) All sales of Subject Stock or Refused Stock to the Holders shall be consummated contemporaneously at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the First Offer Acceptance Period or the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable to such transaction. The delivery of certificates or other instruments evidencing such Subject Stock or Refused Stock duly endorsed for transfer shall be made on such date against payment of the purchase price thereof.

                  Section 11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  Section 12. No Preemptive Rights. The holders of shares of Convertible Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

                  Section 13. Voting Rights. (a) The Holders shall be entitled to vote on all matters and shall be entitled to the number of votes per share of Convertible Preferred Stock equal to the number of votes per share a holder of the shares of Common Stock into which Convertible Preferred Stock is convertible is entitled to, at the record date for the determination of the stockholders entitled to vote on all matters. Except as required by law, or as otherwise provided in this Section 13, the holders of shares of Convertible Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

                  (b) The Holders of Convertible Preferred Stock, voting as a separate class, will be entitled to elect two directors.

                  (c) The Corporation shall not, without the approval of the holders of at least 60 percent of the shares of Convertible Preferred Stock then outstanding (voting as a separate class): (i) amend, alter, or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, preferences or rights of the holders of the shares of Convertible Preferred Stock then outstanding or reduce the minimum time for any required notice to which the holders of the shares of Convertible Preferred Stock then outstanding may be entitled; (ii) authorize or create, or increase the authorized amount of, any securities ranking senior to the shares of Convertible Preferred Stock or any securities that by their terms rank pari passu with the shares of Convertible Preferred Stock, either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (iii) authorize the payment of dividends on the shares of Common Stock, (iv) repurchase any Common Stock, except in connection with the termination of employment of a holder of such stock or otherwise pursuant to the terms of the Plan; (v) enter into a transaction whose consummation results in a Change of Control (as defined in Section 14) of the Corporation; (vi) authorize or create, or increase the number of authorized shares of Convertible Preferred Stock; or (vii) other than to add two additional Board seats in connection with the initial issuance of Convertible Preferred Stock, increase the size of the Board of Directors of the Corporation.

                  (d) Notwithstanding the provisions set forth in Section 13(c), no such approval described therein of the Holders shall be required if, at or before the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation, increase or issuance of any such prior stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution, or winding up, sale, lease, conveyance, purchase, or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Convertible Preferred Stock at the time outstanding pursuant to and in accordance with Section 3 hereof.

                  Section 14.  Definitions.  As used herein:

                  (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

                  (ii) the term "Change of Control" shall mean that a person or group of persons (other than Fuel-Tech N.V. ("FTNV") and/or its affiliates and other persons acting with or on behalf of FTNV and/or its affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner of more than 50% of the Corporation's outstanding Common Stock;

                  (iii) the term "Closing Price" shall mean (1) if the Common Stock is listed on one or more stock exchanges or is quoted on the NASDAQ National Market (the "National Market"), the average of the closing sales prices of a share of Common Stock on the primary national or regional stock exchange on which such shares are listed or on the National Market if quoted thereon or (2) if the Common Stock is not so listed or quoted but is traded in the over the counter market (other than the National Market), the average of the closing bid and asked prices of a share of Common Stock, in the case of clauses (1) and (2), for the 20 Trading Days (or such lesser number of trading days as the Common Stock shall have been so listed, quoted or traded) immediately prior to the date of measurement ((1) or (2), the "Principal Trading Market").

                  (iv) the term "Convertible Securities" shall mean any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (v) the term "Issue" means to grant, issue, sell, assume or fix a record date for determining persons entitled to receive, any security (including options), whichever of the foregoing is first to occur;

                  (vi) the term "Qualified IPO" shall mean the closing of the sale of shares of Common Stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) resulting in at least $10,000,000 of gross proceeds at a price per share of at least 200% of the Conversion Price being received by the Company;

                  (vii) the term "record date" shall be such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights permitted hereby; and

                  (viii) the term "Trading Day" shall mean any day during which the Principal Market shall be open for business and the Company's Common Stock shall have traded on such Principal Market.

                  Section 15. Transferability. No Holder of shares of this Series A Convertible Preferred Stock shall directly or indirectly, sell, distribute, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber any of such shares or any shares of Common Stock issuable upon the conversion of such shares, unless such transfer is made pursuant to either
(i) an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) an available exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

                  IN WITNESS WHEREOF, Clean Diesel Technologies, Inc. has caused this Certificate of Designation to be signed this 8th day of May, 1998.



                                          CLEAN DIESEL TECHNOLOGIES, INC.

                                          By: /s/ C. W. Grinnell
                                              ----------------------------------
                                              Name:  Charles W. Grinnell
                                              Title:   Vice President